SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549


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                             FORM 8-K

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                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 3, 1997

         The Interpublic Group of Companies, Inc.
        (Exact Name of Registrant as Specified in Charter)

  Delaware                    1-6686              13-1024020
(State or other             (Commission         (IRS Employer
 Jurisdiction               File Number)        Identification
of incorporation)                                   Number)


   1271 Avenue of the Americas, New York, New York        10020
  (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (212) 399-8000


________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)

PAGE

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

          On April 3, 1997, The Interpublic Group of Companies, Inc. ("Interpublic") sold 6,741 shares of its common stock, par value $.10 (the "Shares"), to one Spanish individual and one Swiss individual (the "Purchasers") as a portion, valued at Pesetas 50,338,800 out of a total purchase price of Pesetas 108,947,400, for 71% of the issued and outstanding shares of capital stock of Schmidlin Partner Barcelona S.A., a Spanish company. The remainder of the purchase price was paid in cash.

      No underwriter or placement agent was used in connection with the sale of the Shares.

     The transaction was effected in an "offshore transaction" and in accordance with the "offering restrictions" and "no directed selling efforts" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.



                                         S/ Nicholas J. Camera
Date: April 7, 1997                By:    NICHOLAS J. CAMERA
                                          Vice President,
                                          General Counsel and
                                          Secretary